UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2012

GRYPHON GOLD CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-127635	92-0185596
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

611 N Nevada Street
Carson City, NV 89703
(Address of principal executive offices) (Zip Code)

(604) 261-2229
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 28, 2012, the Registrant changed the compensation of James T. O’Neil Jr., Chief Executive Officer and Interim Chief Financial Officer

In relation to Mr. O’Neil’s appointment as Chief Executive Officer and Interim Chief Financial Officer, the Registrant has agreed to increase Mr. O’Neil’s compensation from a rate of $200,000 per year to $250,000 per year. In addition Mr. O’Neil was granted 500,000 stock options to be priced at the 5-day volume weighted average of the Company’s stock and 500,000 restricted stock. Both issuances vest 50% after one year and the remaining 50% after two years.

The Registrant is not aware of any family relationships, by blood, marriage, or adoption, between Mr. O’Neil and any other director or executive officer of the Registrant. The Registrant knows of no transactions involving the Registrant during the last two years in which Mr. O’Neil had a direct or indirect interest. To the Registrant’s knowledge, there is no arrangement or understanding between any of its directors, officers and Mr. O’Neil pursuant to which he was selected to serve as Chief Executive Officer and Interim Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRYPHON GOLD CORPORATION.
(Registrant)

Dated: September 4, 2012	By: /s/ James O’Neil
James O’Neil
Chief Executive Officer